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                                                                   EXHIBIT 10.23

     ====================================================================
                             EXECUTIVE STAFF BONUS
                                PLAN DESCRIPTION
                                      2001
     ====================================================================

                              ELIGIBLE POSITIONS:
                                   Presidents
                           Executive Vice Presidents
                            Chief Operating Officer

                             Bonus Plan Description

     Bonus pool will be established based on a percentage of the base salary, as follows, which creates the Target Bonus. The basic premise is that the higher one is in the organization, the more their total compensation is "at risk".

A.   TARGET BONUS AMOUNTS:
     ---------------------

     Division Presidents:            60% of base salary (weighted 50% on Company
                                     Performance and 50% on Division
                                     Performance).

     Executive Vice Presidents:      60% of base salary (weighted on total
                                     Company Performance).

     Sr. Vice Presidents -Ostaff:    50% of base (weighted on total Company
     Excluding Division Presidents   Performance).

     Chief Operating Officer:        100% of base salary (weighted on total
                                     Company Performance).

     CEO                             100% of base salary (weighted on total
                                     Company Performance).


B.   BONUS POOL THRESHOLD
     ---------------------

     The bonus pool will be funded by BEA Systems actual Contribution for the quarter and year, assuming that a threshold of 100% of the operating plan is achieved for both components (Revenue and Contribution) for both Corporate and Business Unit bonus components. The pool will be funded by Contribution, up to 50% of Contribution, and will be paid out as outlined below.

C.   PAYOUT CRITERIA - QUARTERLY BONUSES
     -----------------------------------

     The quarterly bonus is comprised of a Revenue and a Contribution component. 50% of the payout is based on Contribution achievement and 50% of the payout is based upon Revenue achievement. A threshold of 100% of the operating plan applies for both components and must be met for a payout on either component.

     For the Company Performance calculation:

     For Executive Staff Members, Revenue equals bookings. For all other executives, Revenue equals recognized revenue for the quarter/year.

     For the Division Performance calculation, Revenue equals bookings.

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     Calculation of the bonuses will be based on the following formula and should the plan for the quarter and year be exceeded at either level (Contribution or Revenue), then the following accelerators, up to 200% of target, will apply:


          Actual Achievement (Contribution or Revenue)
          _______________________________________  :  % Achievement

          Plan


          % Achievement:          Payout
          ------------------------------

             0 to 99.99%              0
          100%-105%              1% = 1. 00X
          *105% 115%             1% = 1. 50X
          *115+         1% = 2X up to 200% total bonus

     * denotes greater than

     For example, if achievement for Revenue is 3X operating plan and achievement for Contribution is 1 X the operating plan, bonus will be paid at 2X target as the total bonus.

     For Division Presidents, where their bonus targets are weighted on Total Company and Business Unit Performance, a separate Revenue and Contribution calculation will be done for each entities' performance (Company and Business Unit ). The total bonus paid out cannot exceed 200% of either target (Company or Business Unit Performance), as specified in A, and under-performance in one, either Company or Business Unit, cannot be supplemented by the other component.

     It is also important to note that the Business Unit Contribution calculation will be based upon a "fully loaded operating margin". For the Services Business Unit, the Contribution calculation will be based on "gross margin".

     For example, if achievement for the Company component is 2.5x and achievement for the Business Unit component is 1.5X, the payout will be 2X and 1.5X respectively.

D.   PAYOUT CRITERIA - ANNUAL COMPONENT
     ----------------------------------

     In addition to the Threshold of 100% achievement of Operating Plan goals for the year on both Contribution and Revenue, the Annual Component also includes a threshold of 80% achievement of Bill's MBO's for the Year. Should performance fall short on either of these 3 Threshold's, no Annual Component will be paid.

     However, if all three thresholds are met and an Annual Bonus is paid, a "Customer Satisfaction" spiff will be paid equal to an additional 10% of the Annual Bonus calculation (including accelerators), if the Customer Satisfaction Survey indicates that BEA as a Company is meeting and/or exceeding Customer expectations from year to year. This spiff may be paid in addition to the 200% cap (should it be reached) on total bonuses.


E.   PROVISIONS THAT APPLY TO ALL BONUSES
     ------------------------------------

     1. 80% of the bonus will be allocated against quarterly plan performance (20% per quarter) and 20% will be paid at year end, after the year-end audit and subject to the Annual Component, as outlined under D.

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     2.   Should the total pool, funded by 50% of Contributions, not be large enough to disburse amounts to all participants as indicated in #1 above, then the employees' base salary, as a percentage of total base salaries of all participants, will be used to prorate and distribute the pool.

     3. The Executive must be employed the entire quarter to receive the quarterly bonus and be employed at the time of the quarterly and annual payout to receive any bonus. The annual bonus will be prorated for partial year service, however , at least one full quarter of employment is required to receive an annual bonus. An employee may be removed from the plan at any time, at management discretion.

     4. BEA Management reserves the right to modify this plan at any time, in its sole discretion. Should an acquisition or significant business initiative change the revenue and/or contribution operating plan, the plan, for the purposes of this bonus, may be modified and a new plan will go into effect at the start of the quarter following this initiative.

     5. An Executive can be in only one bonus plan or variable plan at any time. Should an employee transfer from this plan to another bonus plan, their participation will cease and there will be no annual pro-ration.


                                    EXAMPLE
                                    -------


Vice President with an annual salary of $200,000 has a bonus target of 50%, or $100,000. Quarterly target is $20,000.

Assuming for Q1, the projection for Operating Profit is $1,000,000. The pool would be funded up to 50% or $500,000 for all bonuses. If actual achievement is Contribution at 100% and Revenue at 115% , the following bonus would be paid the Vice President:

                               BONUS CALCULATION

Achievement Levels                           Accelerators  Contribution  Revenue     Total
--------------------------------------------------------------------------------------------
   100%-105%                                 1% = 1X            $10,000            $10,000*
***105% to 115%                              1% = 1.5X                0  $11,500   $11,500**

Total Bonus for Quarter:                                                           $21,500

*$10,000 x 1X = $10,000

**10,000 + (10,000 x .10 x 1.5) = $11,500

TOTAL BONUS FOR QUARTER: $21,500

*** denotes greater than

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                             COMPANY CONFIDENTIAL